Exhibit 10.24

CLARIA CORPORATION

KEY EMPLOYEE RETENTION AGREEMENT

This Key Employee Retention Agreement (the “Agreement”) is made and entered into by and between Richard Mora (the “Employee”) and Claria Corporation, a Delaware corporation (the “Company”), effective as of [employee start date].

RECITALS

A. It is expected that the Company from time to time will consider the possibility of an acquisition by another company or other change of control. The Board of Directors of the Company (the “Board”) recognizes that such consideration can be a distraction to the Employee and can cause the Employee to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the Employee, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined in Section 5 below) of the Company.

B. The Board believes that it is in the best interests of the Company and its stockholders to provide the Employee with an incentive to continue his or her employment and to motivate the Employee to maximize the value of the Company upon Change of Control for the benefit of its stockholders.

C. The Board believes that it is imperative to provide the Employee with certain benefits upon a Change of Control that provide the Employee with enhanced financial security and incentive and encouragement to the Employee to remain with the Company notwithstanding the possibility of a Change of Control.

D. Certain capitalized terms used in the Agreement are defined in Section 5 below.

The parties hereto agree as follows:

1. TERM OF AGREEMENT. This Agreement shall terminate upon the earlier of: (a) the termination of Employee’s employment for any reason prior to, and not in connection with, a Change of Control, or (b) the date that all obligations of the parties hereto with respect to this Agreement have been satisfied.

2. AT-WILL EMPLOYMENT. The Company and the Employee acknowledge that the Employee’s employment is and shall continue to be at-will, as defined under applicable law. If the Employee’s employment terminates for any reason prior to, and not in connection with, a Change of Control, the Employee shall not be entitled to the benefits provided by this Agreement, or any other benefits unless otherwise available in accordance with the Company’s established employee plans and practices or pursuant to other agreements with the Company.

3. ACCELERATION BENEFITS UPON A CHANGE IN CONTROL. In the event that the Company undergoes a Change of Control, and the Employee’s employment with the Company is terminated (an “Involuntary Termination”) by the Company or the successor corporation without Cause or by the Employee as the result of a Constructive Termination by the Company or the successor corporation, then, subject to the limitations in this Section 3 and Section 4 below, the vesting of 100% of Employee’s then unvested shares of the Company’s common stock shall automatically be accelerated so as to become vested as of the effective date of the Involuntary Termination or Constructive Termination.

4. DEFINITION OF TERMS. The following terms referred to in this Agreement shall have the following meanings:

(a) Change of Control. “Change of Control” shall mean a sale of all or substantially all of the Company’s assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation; provided however that a merger, consolidation or other capital reorganization in which the holders of more than 50% of the shares of capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by the voting securities remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company, or such surviving entity, outstanding immediately after such transaction shall not constitute a Change in Control.

(b) Cause. “Cause” for Employee’s termination shall mean the good faith judgment of the Company’s Board of Directors, that the undersigned has engaged in or committed any of the following: (i) gross negligence or willful misconduct in the performance of his duties to the Company where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to the Company or its subsidiaries, (ii) repeated unexplained or unjustified absence from the Company, (iii) a material and willful violation of any federal or state law, (iv) commission of any act of fraud with respect to the Company, (v) breach of any confidentiality obligation to the Company, whether determined by agreement or by applicable law; or (vi) conviction of a felony or a crime involving moral turpitude causing material harm to the standing and reputation of the Company, in each case as determined in good faith by the Board of Directors of the Company.

(c) Constructive Termination. “Constructive Termination” shall be deemed to occur if (i) the employee is not given a bona fide offer to become the Chief Financial Officer of the successor corporation within 90 days after the completion of the transaction; and (ii) within the 30-day period immediately following the foregoing, Employee elects to terminate his or her employment voluntarily; provided however that such termination shall not be effective until six months following the completion of the transaction or such earlier date as is acceptable to acquiring company.

5. SUCCESSORS.

(a) Company’s Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this Section 6(a) or which becomes bound by the terms of this Agreement by operation of law.

(b) Employee’s Successors. The terms of this Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

6. NOTICE. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or three (3) days after being mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him or her at the home address which he or she most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

7. MISCELLANEOUS PROVISIONS.

(a) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(b) Whole Agreement. This Agreement represents the entire agreement between the Employee and the Company with respect to the matters set forth herein. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

(c) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California as applied to agreements entered into and performed within California solely by residents of that state.

(d) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

(e) Legal Fees and Expenses. The parties shall each bear their own expenses, legal fees, and other fees incurred in connection with this Agreement.

(f) Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes.

(g) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the date set forth above.

COMPANY:	CLARIA CORPORATION

	By:	/s/ Jeff McFadden

Jeff McFadden, President/CEO

	Date:	1/27/04

EMPLOYEE:	Signature:	/s/ Richard Mora

Richard Mora

	Date:	1/27/04